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CONSENT OF INDEPENDENT AUDITORS

Tri-Continental Corporation:

We consent to the use in Amendment No. 26 to Registration Statement No. 33-02583 of our report dated January 31, 1997, appearing in the Annual Report to Shareholders for the year ended December 31, 1996, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
April 21, 1997

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